Morgan Stanley Flexible Income Trust
                          Item 77(O) 10F-3 Transactions
                       November 30, 2003 - April 30, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
            12/03/  15,043   $99.71 $1,500,0  90,000   0.01%   0.14   Banc of
Household     03     ,626              00,                      %     America
 Finance                               000                           Securities
Corporatio                                                           LLC, Banc
    n                                                                   One
                                                                      Capital
                                                                      Markets
                                                                        Inc,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                     Boston, JP
                                                                      Morgan,
                                                                       Morgan
                                                                      Stanley,
                                                                        UBS
                                                                     Investment
                                                                     Bank, Loop
                                                                      Capital
                                                                      Markets
                                                                      LLC and
                                                                      Utendahl
                                                                      Capital
                                                                      Partners
                                                                         LP


            12/10/  5,008,   $99.84 $500,000  110,00   0.02%   0.17  Citigroup,
Internatio    03      012             ,000       0              %     Deutsche
nal Paper                                                              Bank,
 Company                                                               Credit
                                                                       Suisse
                                                                       First
                                                                     Boston, JP
                                                                     Morgan and
                                                                       Lehman
                                                                      Brothers


                                                                      Goldman
  Kraton                                                              Sachs &
 Polymers                                                             Co, UBS
 Capital    12/11/  2,000,   $100.0 $200,000  115,00   0.01%   0.08  Investment
Corporatio    03      000      0      ,000       0              %      Bank,
    n                                                                  Credit
                                                                       Suisse
                                                                       First
                                                                     Boston and
                                                                       Morgan
                                                                      Stanley


                                                                       Credit
Elizabeth   01/08/  2,250,   $100.0 $225,000  100,00   0.04%   0.07    Suisse
  Arden,      04      000      0      ,000       0              %      First
   Inc.                                                               Boston,
                                                                       Morgan
                                                                      Stanley
                                                                      and CIBC
                                                                       World
                                                                      Markets










                                                                       Lehman
  Primus                                                             Brothers,
Telecommun  01/13/  2,240,    $100  $240,000  345,00   0.14%   0.25    Morgan
i-cations     04      000             ,000       0              %     Stanley,
 Holding,                                                            Jefferies
   Inc.                                                              & Company
                                                                        Inc




                                                                     JP Morgan,
                                                                      Banc of
The Rouse   03/10/     -     $99.69 $400,000  55,000   0.01%   0.09   America
 Company      04                      ,000                      %    Securities
                                                                      LLC, UBS
                                                                     Investment
                                                                       Bank,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                     , Goldman
                                                                      Sachs &
                                                                     Co, Morgan
                                                                      Stanley,
                                                                        PNC
                                                                      Capital
                                                                      Markets
                                                                      Inc, RBC
                                                                      Capital
                                                                      Markets,
                                                                       Scotia
                                                                      Capital
                                                                        and
                                                                      Wachovia
                                                                     Securities